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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 16, 1999



                            LAM RESEARCH CORPORATION
             (Exact name of registrant as specified in its charter)


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
                   Delaware                                 000-12933                          94-2634797
----------------------------------------------       ------------------------      ---------------------------------
(State or Other Jurisdiction of Incorporation)       (Commission File Number)      (IRS Employer Identification No.)
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                 4650 Cushing Parkway, Fremont, California 94538
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                    (Address of Principal Executive Offices)

                                 (510) 659-0200
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report.)

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Item 5. Other Events


     On November 15, 1999, Lam Research Corporation (the "Company") announced the purchase of research and development technology from Oliver Design, Inc., a California corporation. The purchase includes intellectual property rights related to semiconductor wafers. In connection with the purchase, which totals approximately $8.8 million, Lam will take a one-time charge of approximately $7.3 million during the current quarter of its fiscal year 2000. Lam may make up to $2 million in additional license payments to Oliver, in the event it is successful in commercializing the technology. Those additional license payments will be charged to future periods, as incurred. Attached hereto as Exhibit 99.1 is the Company's press release dated November 15, 1999.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits

          99.1   Lam Research Corporation Press Release dated November 15, 1999.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED: November 16, 1999               LAM RESEARCH CORPORATION



                                       By: /s/ Richard H. Lovgren
                                           ----------------------------------
                                       Name:  Richard H. Lovgren
                                       Title: Vice President, General Counsel


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                                  EXHIBIT INDEX


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                                                                      Page No. in Sequentially
Exhibit No.                        Description                         Numbered Current Report
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
   99.1         Lam Research Corporation Press Release dated                     5
                November 15, 1999.
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